Exhibit 99.1

GAN Announces the Appointment of Mr. Eric J. Green to its Board of Directors

Green brings independent leadership to the board, with deep capital markets and gaming sector expertise

Irvine, California | November 14, 2022: GAN Limited (NASDAQ: GAN) (the “Company” or “GAN”), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today announced the appointment of Eric J. Green to its Board of Directors. Mr. Green’s appointment to GAN’s board brings deep investment management and public company gaming expertise, as well as new independent leadership.

“We are constantly evaluating our Board structure to ensure that we have the right leadership to support our strategic initiatives. Consistent with that mission, we are thrilled to announce Eric’s appointment to our Board of Directors, along with his deep knowledge of the capital markets and the U.S. gaming sector,” said Seamus McGill, Chairman of the Board. “Eric’s independent leadership and expertise will be invaluable as we execute our strategy of becoming the premier B2B technology provider in the U.S. We look forward to Eric’s many contributions to our future success.”

“It is an honor to be joining GAN’s board and I am incredibly excited to begin working with the team,” added Eric Green. “GAN has industry leading technology solutions, a premier client list, and an incredible opportunity to leverage its world-class B2B and Sports technology to grow aggressively with the gaming industry. I look forward to offering my expertise to leverage the best of GAN and accelerate the Company’s growth and profitability.”

Mr. Green brings more than 25 years of investment expertise to the Company’s board of directors. Since 1997, he has worked at Penn Capital, an investment firm with approximately $2 billion of assets under management. Mr. Green currently serves as Penn Capital’s Chief Investment Officer of Equity. Additionally, Mr. Green serves as a Senior Portfolio Manager for Penn Capital’s Small Cap and Small to Micro Cap equity strategies. He is currently a member of the firm’s executive team, which oversees the firm’s overall corporate strategy and management. Prior to joining Penn Capital, Mr. Green was with the Federal National Mortgage Association, the Royal Bank of Scotland, and the United States Securities and Exchange Commission, where he served as a financial analyst in the Division of Investment Management. Mr. Green is also Vice Chairman of the Board of Directors for the Anti-Defamation League (ADL) Mid-Atlantic Region. Mr. Green earned a bachelor’s degree in business administration from American University and a master’s degree in business administration from the Yale School of Management.

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry and is a market-leading business-to-consumer operator of proprietary online sports betting technology internationally with market leadership positions in selected European and Latin American markets. In its B2B segment, GAN has developed a proprietary internet gambling enterprise software system, GameSTACK™, which it licenses to land-based U.S. casino operators as a turnkey technology solution for regulated real money internet gambling, encompassing internet gaming, internet sports betting and social casino gaming branded as ‘Simulated Gaming.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s revenue guidance, the Company’s anticipated trends in revenues (including new customer launches) and operating expenses, the anticipated improvement in profitability for the second half of 2022, the anticipated launch of regulated gaming in new U.S. states, the expected integration of Coolbet’s sports betting technology and international B2C operations, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those risks detailed under “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Investor Contacts:

GAN	Alpha IR Group
Robert Shore	Ryan Coleman or Davis Snyder
Vice President, Investor Relations & Capital Markets	(312) 445-2870
(610) 812-3519	GAN@alpha-ir.com